UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2012 (September 15, 2011)

NETWORK ENGINES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30863	04-3064173
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation		Identification No.)

25 Dan Road, Canton, MA	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 332-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.e  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2012, the Compensation Committee of the Board of Directors of Network Engines, Inc. (the “Company”) approved a change to the First Half 2012 Bonus Plan (“1H 2012 Bonus Plan”), whereby achievement under the 1H 2012 Bonus Plan will be based on pre-tax net income for the first half of fiscal year 2012, calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), but prior to calculating the bonus payout (the “Shared Corporate Metric” or “SCM”).  The 1H 2012 Bonus Plan previously approved by the Compensation Committee on September 15, 2011 was based on GAAP net income.  As a result of the Company’s reversal of its deferred income tax valuation allowance at September 30, 2011, the Company is now required to record income tax expense in accordance with GAAP.  Although the Company will now record income tax expense, it will be realizing the benefit of its deferred income tax assets and therefore substantially all of the income tax expense will not require cash payments. As a result, the Compensation Committee determined that GAAP pre-tax net income is a more accurate metric of the Company’s performance, and therefore subsequently changed the 1H 2012 Bonus Plan on January 13, 2012. For additional information regarding the Company’s reversal of its deferred income tax valuation allowance refer to the Company’s Annual Report on Form 10-K for the year ended September 30, 2011.

The 1H 2012 Bonus Plan provides the Company’s executive officers the opportunity to earn cash incentive bonuses based on the Company’s performance for the first half of fiscal year 2012.  Targeted incentive bonuses for the executive officers in the 1H 2012 Bonus Plan are equal to 50% of each executive officer’s annual incentive bonus target.

There will be no bonus payments made to any executive officers unless 80% of the SCM target is achieved.  The maximum total bonus payout is capped at 110% of the SCM target.  The table below summarizes the potential bonus payments that the Company’s executive officers may earn assuming the Company achieves 80%, 100% and 110% of the SCM target, respectively. Upon achievement levels between 80% and 100% of the SCM target, the bonus earned will be paid on a graduated basis and on achievement levels from 100% to 110%, the bonus earned will be paid equal to the achievement level.

Name and Principal Position	Incentive Payout at < 80% of SCM	Incentive Payout at 80% of SCM	Incentive Payout at 100% of SCM (1)	Incentive Payout at 110% of SCM
Gregory A. Shortell Chief Executive Officer and President	$—	$72,000	$120,000	$132,000
Douglas G. Bryant Chief Financial Officer, Treasurer and Secretary	$—	$37,500	$62,500	$68,750
Charles N. Cone, III (2) Senior Vice President of Sales and Marketing	$—	$3,600	$6,000	$6,600
Richard P. Graber Senior Vice President of Engineering and Operations	$—	$31,500	$52,500	$57,750

(1)          Represents each executive officer’s targeted incentive bonus for the first half of fiscal year 2012, which is equal to one half of the annual targeted incentive bonus for each respective executive officer.

(2)          Mr. Cone’s total targeted incentive compensation for the first half of fiscal year 2012 also includes additional cash incentives which are based on revenue, direct margin and new design win results for the first half of fiscal year 2012.  For the first half of fiscal year 2012, Mr. Cone’s aggregate target incentive compensation totals $60,000.   The other executive officers shown in this table do not have any additional cash incentives for the first half of fiscal year 2012 other than the amounts shown in this table.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK ENGINES, INC.

Date: January 20, 2012	By:	/s/ Douglas G. Bryant
Douglas G. Bryant
Chief Financial Officer, Treasurer and Secretary